Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-267993) on Form S-3 of our report dated March 30, 2022, relating to the consolidated financial statements of Local Bounti Corporation, included in the Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
December 30, 2022